The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion dated December 28, 2016
JPMorgan Chase Financial Company LLC	December 2016 Pricing Supplement Registration Statement Nos. 333-209682 and 333-209682-01 Dated December , 2016 Filed pursuant to Rule 424(b)(2)
STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
Auto-Callable Securities due January 3, 2020
Based on the Performance of the American Depositary Shares of GW Pharmaceuticals plc
Principal at Risk Securities
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
Auto-Callable Securities do not guarantee the repayment of principal and do not provide for the regular payment of interest.  The securities will be automatically redeemed if the closing price of the underlying stock on any of the quarterly determination dates (other than the final determination date) is greater than or equal to the 90% of the initial stock price, which we refer to as the redemption threshold level, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of at least 10.15% per annum (or at least 2.5375% per determination date), as described below.  At maturity, if the securities have not previously been redeemed and the final stock price is greater than or equal to the redemption threshold level, the payment at maturity due on the securities will correspond to a return of at least 10.15% per annum (or 2.5375% per determination date).  If, however, the final stock price is less than 90% of the initial stock price, which we refer to as the downside threshold level, investors will be fully exposed to the decline in the underlying stock, as compared to the initial stock price, on a 1-to-1 basis and will receive a payment at maturity that is less than 90% of the stated principal amount of the securities and could be zero.  Accordingly, investors could lose their entire initial investment in the securities.  These securities are for investors who are willing to risk their principal and forgo current income in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount, if the underlying stock closes at or above the redemption threshold level on a determination date.  The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program.  Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.
SUMMARY TERMS
Issuer:	JPMorgan Chase Financial Company LLC
Guarantor:	JPMorgan Chase & Co.
Underlying stock:	American depositary shares of GW Pharmaceuticals plc
Aggregate principal amount:	$
Automatic early redemption:
If, on any of the determination dates (other than the final determination date), the closing price of the underlying stock is greater than or equal to the redemption threshold level, the securities will be automatically redeemed for a cash payment equal to the early redemption payment payable on the applicable redemption date.

Redemption threshold level:	$ , which is equal to 90% of the initial stock price
Early redemption payment:
The early redemption payment will be an amount equal to the stated principal amount plus an amount in cash per stated principal amount corresponding to a return of at least 10.15% per annum or at least 2.5375% for each quarterly determination date, as follows:

•         1st determination date: at least $10.25375
•         2nd determination date: at least $10.50750
•         3rd determination date: at least $10.76125
•         4th determination date: at least $11.01500
•         5th determination date: at least $11.26875
•         6th determination date: at least $11.52250

•         7th determination date: at least $11.77625
•         8th determination date: at least $12.03000
•         9th determination date: at least $12.28375
•         10th determination date: at least $12.53750
•         11th determination date: at least $12.79125

The actual early redemption payment will be provided in the pricing supplement. No further payments will be made on the securities once they have been redeemed.
Payment at maturity:	If the securities have not previously been redeemed, you will receive at maturity a cash payment, for each $10 stated principal amount security, as follows:
• If the final stock price is greater than or equal to the redemption threshold level (which is equal to the downside threshold level):
the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of at least 10.15% per annum, or at least $13.045.  The actual maturity redemption payment will be provided in the pricing supplement.

the stated principal amount
• If the final stock price is less than the downside threshold level:
(i) the stated principal amount multiplied by (ii) the stock performance factor
Under these circumstances, the payment at maturity will be less than 90% of the stated principal amount and could be zero.

Stock performance factor:	final stock price / initial stock price
Downside threshold level:	$ , which is equal to 90% of the initial stock price
Stated principal amount:	$10 per security
Issue price:	$10 per security (see “Commissions and issue price” below)
Pricing date:	December , 2016 (expected to price on or about December 29, 2016)
Original issue date (settlement date):	January , 2017 (3 business days after the pricing date)
Maturity date:
January 3, 2020, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

Agent:	J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$10.00	$0.20(2)	$9.75
		$0.05(3)
Total	$	$	$
(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)
JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”).  In no event will these selling commissions exceed $0.20 per $10 stated principal amount security.  See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $0.05 for each $10 stated principal amount security
If the securities priced today, the estimated value of the securities would be approximately $9.40 per $10 stated principal amount security.  The estimated value of the securities on the pricing date will be provided in the pricing supplement and will not be less than $9.20 per $10 stated principal amount security.  See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.
Investing in the securities involves a number of risks.  See “Risk Factors” beginning on page PS-10 of the accompanying product supplement and “Risk Factors” beginning on page 8 of this document.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, prospectus supplement and prospectus.  Any representation to the contrary is a criminal offense.
The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.
You should read this document together with the related product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.  Please also see “Additional Information about the Securities” at the end of this document.
Product supplement no. MS-1-I dated June 3, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316013935/crt_dp64833-424b2.pdf
Prospectus supplement and prospectus, each dated April 15, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

JPMorgan Chase Financial Company LLC
Auto-Callable Securities due January 3, 2020 Based on the Performance of the American Depositary Shares of GW Pharmaceuticals plc Principal at Risk Securities
Terms continued from previous page:
Initial stock price:	The closing price of the underlying stock on the pricing date
Final stock price:	The closing price of the underlying stock on the final determination date
Stock adjustment factor:
The stock adjustment factor is referenced in determining the closing price of the underlying stock and is set initially at 1.0 on the pricing date.  The stock adjustment factor is subject to adjustment in the event of certain corporate events affecting the underlying stock.

Determination dates:
March 29, 2017, June 29, 2017, September 29, 2017, December 28, 2017, March 29, 2018, June 29, 2018, September 28, 2018, December 28, 2018, March 29, 2019, June 28, 2019, September 30, 2019 and December 30, 2019, subject to postponement for non-trading days and certain market disruption events

Redemption dates:
April 3, 2017, July 5, 2017, October 4, 2017, January 3, 2018, April 4, 2018, July 5, 2018, October 3, 2018, January 3, 2019, April 3, 2019, July 3, 2019 and October 3, 2019, subject to postponement in the event of certain market disruption events and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

CUSIP/ISIN:	48128P399 / US48128P3991
Listing:	The securities will not be listed on any securities exchange.

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JPMorgan Chase Financial Company LLC
Auto-Callable Securities due January 3, 2020 Based on the Performance of the American Depositary Shares of GW Pharmaceuticals plc Principal at Risk Securities
Investment Summary
The Auto-Callable Securities due January 3, 2020 Based on the Performance of the American Depositary Shares of GW Pharmaceuticals plc, which we refer to as the securities, provide an opportunity for investors to earn an early redemption payment, which is an amount that will increase over the term of the securities and that will correspond to a return of at least 10.15% per annum (or at least 2.5375% for each determination date) of the stated principal amount per security.  The actual early redemption payment will be provided in the pricing supplement.  If the closing price of the underlying stock is greater than or equal to the redemption threshold level on any determination date (other than the final determination date), the securities will be automatically redeemed for a payment equal to the early redemption payment payable on the applicable redemption date.
If the securities have not been automatically redeemed prior to maturity and if the final stock price is greater than or equal to the redemption threshold level (which is equal to the downside threshold level), the payment at maturity due on the securities will be an amount in cash per stated principal amount corresponding to a return of at least 10.15% per annum, or at least $13.045.  The actual maturity redemption payment will be provided in the pricing supplement.  However, if the final stock price is less than the downside threshold level, investors will be fully exposed to the decline in the underlying stock, as compared to the initial stock price, on a 1-to-1 basis and will receive a payment at maturity that is less than the stated principal amount of the securities and could be zero.  Under these circumstances, the payment at maturity will be (i) the stated principal amount multiplied by (ii) the stock performance factor, which will be less than 90% of the stated principal amount of the securities and could be zero.  Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.  In addition, investors will not participate in any appreciation of the underlying stock.
Supplemental Terms of the Securities
For purposes of the accompanying product supplement, the underlying stock is a “Reference Stock.”

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JPMorgan Chase Financial Company LLC
Auto-Callable Securities due January 3, 2020 Based on the Performance of the American Depositary Shares of GW Pharmaceuticals plc Principal at Risk Securities
Key Investment Rationale
The securities do not provide for the regular payment of interest.  The securities offer investors an opportunity to earn an early redemption payment, which is an amount that will increase over the term of the securities and that will correspond to a return of at least 10.15% per annum (or at least 2.5375% for each determination date) of the stated principal amount per security if the closing price of the underlying stock is greater than or equal to the redemption threshold level on any of the determination dates (other than the final determination date).  The actual early redemption payment will be provided in the pricing supplement.  If the securities have not been automatically redeemed prior to maturity and if the final stock price is greater than the redemption threshold level, the payment at maturity due on the securities will be an amount in cash per stated principal amount corresponding to a return of at least 10.15% per annum, or at least $13.045.  The actual maturity redemption payment will be provided in the pricing supplement.
The following scenarios are for illustrative purposes only to demonstrate how the payment upon an automatic early redemption or the payment at maturity (if the securities have not previously been redeemed) is calculated, and do not attempt to demonstrate every situation that may occur.  Accordingly, the securities may or may not be redeemed and the payment at maturity may be less than the stated principal amount of the securities and may be zero.

Scenario 1
On any of the first eleven determination dates, the closing price of the underlying stock is greater than or equal to the redemption threshold level.
▪       The securities will be automatically redeemed for the stated principal amount plus an amount in cash per stated principal amount corresponding to a return of at least 10.15% per annum or at least 2.5375% for each quarterly determination date.  No further payments will be made on the securities once they have been redeemed.
▪       Investors will not participate in any appreciation of the underlying stock from the initial stock price.

Scenario 2
The securities have not been previously redeemed and the final stock price is greater than or equal to the redemption threshold level (which is equal to the downside threshold level).
▪       The payment due at maturity will be the maturity redemption payment, which is an amount in cash per stated principal amount corresponding to a return of at least 10.15% per annum, or at least $13.045.
▪       Investors will not participate in any appreciation of the underlying stock from the initial stock price.

Scenario 3
The securities have not been previously redeemed and the final stock price is less than the downside threshold level.
▪       The payment due at maturity will be (i) the stated principal amount multiplied by (ii) the stock performance factor.
▪       Investors will lose more than 10% and possibly all of their principal in this scenario.

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JPMorgan Chase Financial Company LLC
Auto-Callable Securities due January 3, 2020 Based on the Performance of the American Depositary Shares of GW Pharmaceuticals plc Principal at Risk Securities
How the Securities Work
The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing price of the underlying stock and (2) the final stock price.

Diagram #1: Determination Dates (Other Than the Final Determination Date)

Diagram #2: Payment at Maturity

For more information about the payment at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 6.

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JPMorgan Chase Financial Company LLC
Auto-Callable Securities due January 3, 2020 Based on the Performance of the American Depositary Shares of GW Pharmaceuticals plc Principal at Risk Securities
Hypothetical Examples
The following hypothetical examples are for illustrative purposes only.  Whether you receive an early redemption payment or the maturity redemption payment, as applicable, will be determined on each quarterly determination date.  The actual initial stock price, redemption threshold value, downside threshold level, early redemption payment and maturity redemption payment will be provided in the pricing supplement.  Any payment on the securities is subject to our and JPMorgan Chase & Co.’s credit risks.  The numbers in the hypothetical examples may be rounded for ease of analysis.  The below examples are based on the following terms:
Stated principal amount:	$10 per security
Hypothetical initial stock price:	$115
Hypothetical redemption threshold level:	$103.50, which is 90% of the hypothetical initial stock price
Hypothetical downside threshold level:	$103.50, which is 90% of the hypothetical initial stock price
Hypothetical early redemption payment:
An amount in cash per stated principal amount that increases over the term of the securities, corresponding to a return of 10.15% per annum or 2.5375% for each quarterly determination date, as follows:

•   1st determination date: at least $10.25375
•   2nd determination date: at least $10.50750
•   3rd determination date: at least $10.76125
•   4th determination date: at least $11.01500
•   5th determination date: at least $11.26875
•   6th determination date: at least $11.52250

•   7th determination date: at least $11.77625
•   8th determination date: at least $12.03000
•   9th determination date: at least $12.28375
•   10th determination date: at least $12.53750
•   11th determination date: at least $12.79125

Hypothetical maturity redemption payment:	$13.045
In Examples 1 and 2, the closing price of the underlying stock fluctuates over the term of the securities and the closing price of the underlying stock is greater than or equal to the redemption threshold level on one of the first eleven determination dates.  Because the closing price of the underlying stock is greater than or equal to the redemption threshold level on one of the first eleven determination dates, the securities are automatically redeemed following the relevant determination date.  In Examples 3 and 4, the closing price of the underlying stock on the first eleven determination dates is less than the redemption threshold level, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.
	Example 1		Example 2
Determination Dates	Hypothetical Closing Price	Early Redemption Payment	Hypothetical Closing Price	Early Redemption Payment
#1	$110	$10.25375	$90	N/A
#2	N/A	N/A	$100	N/A
#3	N/A	N/A	$110	$10.76125
#4-#11	N/A	N/A	N/A	N/A
Final Determination Date	N/A	N/A	N/A	N/A
Example 1.  The securities are automatically redeemed following the first determination date, even though the closing price of the underlying stock on the first determination date is less than the initial stock price, because the closing price of the underlying stock on the first determination date is greater than the redemption threshold level.  Following the first determination date, you will receive the early redemption payment with respect to the first determination date.
In this example, the early redemption feature limits the term of your investment to approximately three months and you may not be able to reinvest at comparable terms or returns.  If the securities are redeemed early, no further payments will be made on the securities.
Example 2.  The securities are automatically redeemed following the third determination date.  In this example, the securities are redeemed early following the third determination date as this is the first determination date on which the closing price of the underlying stock is greater than or equal to the redemption threshold level, even though the closing price is progressively increasing on each successive determination date after an initial decline on the first determination date.  Following the third determination date, you will receive the early redemption payment with respect to the third determination date.

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JPMorgan Chase Financial Company LLC
Auto-Callable Securities due January 3, 2020 Based on the Performance of the American Depositary Shares of GW Pharmaceuticals plc Principal at Risk Securities
In this example, the early redemption feature limits the term of your investment to approximately nine months and you may not be able to reinvest at comparable terms or returns.  If the securities are redeemed early, no further payments will be made on the securities.  Further, although the underlying stock has appreciated by 20% from its initial stock price on the third determination date, you receive only $10.7875 per security upon redemption and do not benefit from this appreciation.
	Example 3	Example 4
Determination Dates	Hypothetical Closing Price	Hypothetical Closing Price
#1	$80	$85
#2	$90	$95
#3	$100	$80
#4-#11	Less than redemption threshold level	Less than redemption threshold level
Final Determination Date	$115	$57.50
Payment at Maturity	$13.045	$5.00
Example 3.  The securities are not automatically redeemed prior to maturity and the final stock price is greater than the redemption threshold level.  Following the final determination date, you will receive the maturity redemption payment with respect to the final determination date.
This example represents the maximum amount payable on the securities, and illustrates that although the closing price of the underlying stock has appreciated significantly, the investor’s return is limited to the maturity redemption payment, without any participation in the appreciation of the underlying stock.  The total payment on the securities will be $13.045 per security.
Example 4.  The securities are not automatically redeemed prior to maturity.  The final stock price is $57.50, which is less than the downside threshold level of $103.50.  As the final stock price is less than the downside threshold level, you would receive a payment at maturity equal to the product of the stated principal amount and the stock performance factor, calculated as follows:
stated principal amount × (final stock price / initial stock price) = $10 × ($57.50 / $115) = $5.00
The total payment on the securities is $5.00 per security, representing a substantial loss on your initial investment.
Although the closing price of the underlying stock may have been greater than or equal to the downside threshold level throughout the term of the securities prior to the final determination date, because the final stock price is less than the downside threshold level, the investor is fully exposed to the decline in the underlying stock.
The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until early redemption.  These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market.  If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

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JPMorgan Chase Financial Company LLC
Auto-Callable Securities due January 3, 2020 Based on the Performance of the American Depositary Shares of GW Pharmaceuticals plc Principal at Risk Securities
Risk Factors
The following is a non-exhaustive list of certain key risk factors for investors in the securities.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” of the accompanying product supplement.  We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.
▪
The securities do not pay interest or guarantee the return of any principal, and your investment in the securities may result in a loss.  The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity.  Instead, if the securities have not been automatically redeemed prior to maturity and the final stock price is less than the downside threshold level, you will be exposed to the decline in the closing price of the underlying stock, as compared to the initial stock price, on a 1-to-1 basis and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the stock performance factor.  Under these circumstances, the payment at maturity will be less than 90% of the stated principal amount and could be zero.

▪
The appreciation potential of the securities is limited.  Your potential gain on the securities will be limited to the fixed early redemption payments specified for each determination date (other than the final determination date) or the maturity redemption payment with respect to the final determination date, as applicable, regardless of the appreciation in the price of the underlying stock, which may be significant.  You may receive a lower payment if the securities are automatically redeemed or at maturity, as the case may be, than you would have if you had invested directly in the underlying stock.

▪
The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities.  Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities.  If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.

▪
As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities.  Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements.  As a result, we are dependent upon payments from our affiliates to meet our obligations under the securities.  If these affiliates do not make payments to us and we fail to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.

▪
Investors will not participate in any appreciation in the price of the underlying stock.  Investors will not participate in any appreciation in the price of the underlying stock from the initial stock price, and the return on the securities will be limited to the early redemption payment or the maturity redemption payment, as applicable, that is paid with respect to the first determination date on which the closing price of the underlying stock or the final stock price, as applicable, is greater than or equal to the redemption threshold level.  It is possible that the closing price of the underlying stock could be below the redemption threshold level on all of the determination dates prior to the final determination date so that you will receive no early redemption payment, or on the final determination date, so that you will not receive the maturity redemption payment.  If you do not receive an early redemption payment or the maturity redemption payment, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.

▪
Early redemption risk.  The term of your investment in the securities may be limited to as short as approximately three months by the automatic early redemption feature of the securities.  If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to reinvest in a lower interest rate environment and may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.

▪
Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors.  We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the

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JPMorgan Chase Financial Company LLC
Auto-Callable Securities due January 3, 2020 Based on the Performance of the American Depositary Shares of GW Pharmaceuticals plc Principal at Risk Securities
estimated value of the securities.  In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities.  The calculation agent will determine the initial stock price, the redemption threshold level, the downside threshold level and the final stock price, whether the closing price of the underlying stock on any determination date (other than the final determination date) is below the redemption threshold level and whether the final stock price is below the redemption threshold level and/or the downside threshold level.  Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payment to you at maturity or whether the securities are redeemed early.
In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities.  It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines.  Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.
▪
The estimated value of the securities will be lower than the original issue price (price to public) of the securities.  The estimated value of the securities is only an estimate determined by reference to several factors.  The original issue price of the securities will exceed the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities.  These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities.  See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪
The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates.  This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors.  Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities.  In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.  On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions.  See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪
The estimated value of the securities is derived by reference to an internal funding rate.  The internal funding rate used in the determination of the estimated value of the securities is based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co.  The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities.  See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪
The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period.  These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances.  See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period.  Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).

▪
Secondary market prices of the securities will likely be lower than the original issue price of the securities.  Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and the structuring fee and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities.  As a result, the price, if any, at which JPMS will be willing to buy

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JPMorgan Chase Financial Company LLC
Auto-Callable Securities due January 3, 2020 Based on the Performance of the American Depositary Shares of GW Pharmaceuticals plc Principal at Risk Securities
securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price.  Any sale by you prior to the maturity date could result in a substantial loss to you.  See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.
The securities are not designed to be short-term trading instruments.  Accordingly, you should be able and willing to hold your securities to maturity.  See “— Secondary trading may be limited” below.
▪
Secondary market prices of the securities will be impacted by many economic and market factors.  The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the price of one share of the underlying stock, including:

o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility in the prices of the underlying stock;
o	the time to maturity of the securities;
o	whether the final stock price is expected to be less than the downside threshold level;
o	the likelihood of an early redemption being triggered;
o	the dividend rate on the underlying stock;
o	interest and yield rates in the market generally;
o	the occurrence of certain events affecting the issuer of the underlying stock that may or may not require an adjustment to the stock adjustment factor, including a merger or acquisition; and
o	a variety of other economic, financial, political, regulatory and judicial events.
Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements.  This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.
▪
Investing in the securities is not equivalent to investing in the American Depositary Shares of GW Pharmaceuticals. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stock.

▪
The securities are subject to risks associated with non-U.S. companies.  An investment in securities linked to the American depositary shares (which we refer to as “ADSs”) representing interests in the ordinary shares of GW Pharmaceuticals plc (which we refer to as “GW Pharmaceuticals”), which are issued by a British issuer, involves risks associated with the home country of GW Pharmaceuticals.  The prices of securities issued by a non-U.S. company may be affected by political, economic, financial and social factors in the home country of the non-U.S. issuer, including changes in that country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions.  Moreover, the economy of that country may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.  That country may be subjected to different and, in some cases, more adverse economic environments.

▪
There are important differences between the rights of holders of ADSs of GW Pharmaceuticals and the rights of holders of the ordinary shares of GW Pharmaceuticals.  You should be aware that the return on securities linked to the ADSs of GW Pharmaceuticals is linked to the price of the ADSs and not the ordinary shares of GW Pharmaceuticals.  There are important differences between the rights of holders of ADSs and the rights of holders of shares of the ordinary shares.  Each ADS is a security evidenced by an American depositary receipt that represents 12 ordinary shares of GW Pharmaceuticals. The ADSs are issued pursuant to a deposit agreement, which sets forth the rights and responsibilities of the ADS depositary, GW Pharmaceuticals, and holders of the ADSs, which may be different from the rights of holders of the ordinary shares.  For example, a company may make distributions in respect of the ordinary shares that are not passed on to the holders of its ADSs.  Any such differences between the rights of holders of the ADSs and the rights of holders of the ordinary shares of GW Pharmaceuticals may be significant and may materially and adversely affect the value of the ADSs and, as a result, the securities linked to the ADSs of GW Pharmaceuticals.

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▪
No affiliation with GW Pharmaceuticals.  GW Pharmaceuticals is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the securities.  We have not made any due diligence inquiry with respect to GW Pharmaceuticals in connection with this offering.

▪
We may engage in business with or involving GW Pharmaceuticals without regard to your interests.  We or our affiliates may presently or from time to time engage in business with GW Pharmaceuticals without regard to your interests and thus may acquire non-public information about GW Pharmaceuticals  Neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to GW Pharmaceuticals, which may or may not recommend that investors buy or hold the underlying stock.

▪
The anti-dilution protection for the underlying stock is limited and may be discretionary.  The calculation agent will make adjustments to the stock adjustment factor and other adjustments for certain corporate events affecting the underlying stock.  However, the calculation agent will not make an adjustment in response to all events that could affect the underlying stock.  If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected.  You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the securities in making these determinations.

▪
Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the price of the underlying stock.  Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial stock price, and, as a result, the redemption threshold value, which is the value at or above which the underlying stock must close on any determination date in order for you to receive a redemption payment, and the downside threshold level, which is the value at or above which the underlying stock must close on the final determination date in order for you to avoid being exposed to the negative price performance of the underlying stock.  Additionally, these hedging or trading activities during the term of the securities could potentially affect the closing price of the underlying stock on the determination dates and, accordingly, whether you will be entitled to an early redemption payment on any determination date (other than the final determination date) and the payment to you at maturity.  It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

▪
Secondary trading may be limited.  The securities will not be listed on a securities exchange.  There may be little or no secondary market for the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  JPMS may act as a market maker for the securities, but is not required to do so.  Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities.  If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.

▪
Limited trading history. The underlying stock commenced trading on The NASDAQ Stock Market on May 18, 2012 and therefore has limited historical performance. Accordingly, historical information for the underlying stock is available only since that date. Past performance should not be considered indicative of future performance.

▪
The final terms and valuation of the securities will be provided in the pricing supplement.  The final terms of the securities will be provided in the pricing supplement.  In particular, each of the estimated value of the securities, the early redemption payment and the maturity redemption payment will be provided in the pricing supplement and each may be as low as the applicable minimum set forth on the cover of this document.  Accordingly, you should consider your potential investment in the securities based on the minimums for the estimated value of the securities, the early redemption payment and the maturity redemption payment.

▪
The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities described in “Additional Information about the securities ― Additional Provisions ― Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product

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supplement.  If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could differ materially and adversely from our description herein.  In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

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JPMorgan Chase Financial Company LLC
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GW Pharmaceuticals plc Overview
GW Pharmaceuticals plc is a biopharmaceutical company focused on discovering, developing and commercializing novel therapeutics from their proprietary cannabinoid product platform in a broad range of disease areas. The underlying stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Information provided to or filed with the SEC by GW Pharmaceuticals plc pursuant to the Exchange Act can be located by reference to the SEC file number 001-35892 through the SEC’s website at www.sec.gov.  In addition, information regarding GW Pharmaceuticals plc may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.
Information as of market close on December 27, 2016:
Bloomberg Ticker Symbol:	GWPH	52 Week High (on 11/15/2016):	$134.02
Current Closing Price:	$113.21	52 Week Low (on 3/10/2016):	$36.64
52 Weeks Ago (on 12/28/2015):	$68.39

The table below sets forth the published high and low closing prices of, as well as dividends on, the underlying stock for each quarter in the period from April 30, 2013 through December 27, 2016.  The underlying stock commenced trading on The NASDAQ Stock Market on April 30, 2013, and therefore has a limited performance history .  The closing price of the underlying stock on December 27, 2016 was $113.21. The associated graph shows the closing prices of the underlying stock for each day in the same period.  We obtained the closing price information above and in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification.  The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.
Since its inception, the closing price of the underlying stock has experienced significant fluctuations.  The historical performance of the underlying stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying stock at any time, including on the determination dates.

American Depositary Shares of GW Pharmaceuticals plc (CUSIP: 36197T103)	High	Low	Dividends (Declared)
2013
Second Quarter (commencing April 30, 2013)	9.09	8.51	—
Third Quarter	17.75	8.7626	—
Fourth Quarter	41.54	17.01	—
2014
First Quarter	83.05	38.06	—
Second Quarter	107.29	44	—
Third Quarter	107.35	80.7	—
Fourth Quarter	82.33	61.55	—
2015
First Quarter	100.48	69.61	—
Second Quarter	129.69	90.58	—
Third Quarter	129.01	88.78	—
Fourth Quarter	92.27	64.96	—
2016
First Quarter	85.24	36.64	—
Second Quarter	94.19	73.64	—
Third Quarter	132.73	80.65	—
Fourth Quarter (through December 27, 2016)	134.02	109.28	—
We make no representation as to the amount of dividends, if any, that GW Pharmaceuticals plc may pay in the future.  In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the American Depositary Shares of GW Pharmaceuticals plc.

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The American Depositary Shares of GW Pharmaceuticals plc – Daily Closing Prices* April 30, 2013 to December 27, 2016

160
140
120
100
80
60
40
20
0
Price ($)
Apr-13
Oct-13
Apr-14
Oct-14
Apr-15
Oct-15
Apr-16
Oct-16

Source: Bloomberg

*The dotted line in the graph indicates the hypothetical downside threshold level, equal to 90% of the closing price on December 27, 2016.  The actual downside threshold level will be based on the closing price on the pricing date.

This document relates only to the securities offered hereby and does not relate to the underlying stock or other securities of GW Pharmaceuticals plc.  All disclosures contained in this document regarding the American Depositary Shares of GW Pharmaceuticals plc has been from the publicly available documents described in the first paragraph under this “GW Pharmaceuticals plc Overview” section without independent verification.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to GW Pharmaceuticals plc.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding GW Pharmaceuticals plc is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “GW Pharmaceuticals plc Overview” section) that would affect the trading price of the underlying stock (and therefore the price of the underlying stock at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning GW Pharmaceuticals plc could affect the value any payment received with respect to the securities and therefore the trading prices of the securities.
Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying stock.

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Additional Information about the Securities
Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions
Postponement of maturity date:
If the scheduled maturity date is not a business day, then the maturity date will be the following business day.  If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following that final determination date as postponed.

Minimum ticketing size:	$1,000 / 100 securities
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:
The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities.  The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time.  The internal funding rate used in the determination of the estimated value of the securities is based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co.  For additional information, see “Risk Factors — The estimated value of the securities is derived by reference to an internal funding rate” in this document.  The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates.  These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments.  Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time.  See “Risk Factors — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.
The estimated value of the securities will be lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities.  Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss.  We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities.  See “Risk Factors — The estimated value of the securities will be lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:
For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of six months and one-half of the stated term of the securities.  The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates.  See “Risk Factors — The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.”

Tax considerations:
You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. MS-1-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.
Based on current market conditions, in the opinion of our special tax counsel, your securities should be treated as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to

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U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement.  Assuming this treatment is respected, the gain or loss on your securities should be treated as short-term capital gain or loss unless you hold your securities for more than a year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of securities at the issue price.  However, the IRS or a court may not respect this treatment of the securities, in which case the timing and character of any income or loss on the securities could be materially and adversely affected.  In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.
Withholding under legislation commonly referred to as “FATCA” may (if the securities are recharacterized as debt instruments) apply to amounts treated as interest paid with respect to the securities, as well as to payments of gross proceeds of a taxable disposition, including an early redemption or redemption at maturity, of a security. However, under a recent IRS notice, this regime will not apply to payments of gross proceeds (other than any amount treated as interest) with respect to dispositions occurring before January 1, 2019. You should consult your tax adviser regarding the potential application of FATCA to the securities.

Supplemental use of proceeds and hedging:
The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities.  See “How the Securities Work” in this document for an illustration of the risk-return profile of the securities and “GW Pharmaceuticals plc Overview” in this document for a description of the market exposure provided by the securities.
The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement
Supplemental plan of distribution:
Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so.  JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management.  In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.
We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions.  See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

Contact:
Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (800) 869-3326).

Where you can find more information:
You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent.  We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance.  In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase.  You may also choose to reject such changes in which case we may reject your offer to purchase.
You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement, relating to our Series A medium-term notes of which these securities are a part, and the more detailed information contained in the accompanying product supplement.
This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for

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implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in the “Risk Factors” section of the accompanying product supplement, as the securities involve risks not associated with conventional debt securities.  We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. MS-1-I dated June 3, 2016:
http://www.sec.gov/Archives/edgar/data/19617/000095010316013935/crt_dp64833-424b2.pdf
• Prospectus supplement and prospectus, each dated April 15, 2016:
http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.
As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

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